Exhibit 15.2

Suite 1301, 13/F, E Building, G.T.Land Plaza 13,

Zhujiang East Road, Zhujiang New Town,

Tianhe District, Guangzhou 510623,

People’s Republic of China

March 26, 2021

To:

LIZHI INC.

Yangcheng Creative Industry Zone,

No. 309 Middle Huangpu Avenue,

Tianhe District, Guangzhou 510655,

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the references of the name of our firm under the headings “Item 3 Key Information — 3.D.Risk Factors” , “Item 4. Information on the Company — 4.C.Oraganzational Structure” and “Item 10.Additional Information -10.E Taxation” in LIZHI INC.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ JunHe LLP

JunHe LLP